Exhibit 99.1

East West Bancorp, Inc. 135 N. Los Robles Ave., 7th Fl. Pasadena, CA 91101 Tel. 626.768.6000 Fax 626.817.8838
NEWS RELEASE

FOR FURTHER INFORMATION AT THE COMPANY:
Irene Oh
Chief Financial Officer
(626) 768-6360

EAST WEST BANCORP REPORTS NET INCOME FOR SECOND QUARTER OF 2014 OF $84.0 MILLION, UP 13% FROM PRIOR YEAR AND $0.58 PER DILUTED SHARE, UP 12% FROM PRIOR YEAR

Pasadena, CA – July 16, 2014 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, the financial bridge between the United States and Greater China, today reported financial results for the second quarter of 2014.  For the second quarter of 2014, net income was $84.0 million or $0.58 per diluted share.  East West increased second quarter net income by $10.0 million or 13% and earnings per diluted share by $0.06 or 12% from the prior year period.

“East West is pleased to report solid earnings for the second quarter with $84.0 million net income or $0.58 per diluted share,” stated Dominic Ng, Chairman and Chief Executive Officer of East West.  “Our increase in earnings from both the prior quarter and prior year period is largely fueled by our strong loan growth. Total loans have increased 26% from the prior year period to $20.5 billion as of June 30, 2014, a proud achievement in today’s banking environment.  Our profitability continues to remain strong, with a quarterly return on assets of 1.24% and a return on equity of 12.56%, both of which are higher than the previous quarter.”

“At the beginning of this year, we closed the acquisition of MetroCorp, a strategic move that expanded our presence in Texas and California.  During the second quarter, we completed the conversion of all MetroCorp systems.  We are pleased to be able to offer our newest customers the full range of bridge banking products and services in both the U.S. and China,” continued Ng.

“Our unique position as the financial bridge between the East and the West continues to generate positive returns quarter after quarter.  Our knowledge, experience, and capabilities in the U.S. and Greater China markets gives us a competitive advantage over our peers.  As we head into the second half of the year with a strong balance sheet and robust growth profile, we believe that we are well-positioned to achieve another year of record earnings,” concluded Ng.

Quarterly Results Summary

($ in millions, except per share)	Quarter Ended
	June 30, 2014	March 31, 2014	June 30, 2013
Net income	$83.99	$76.74	$74.02
Net income available to common shareholders	$83.99	$76.74	$72.30
Earnings per share (diluted)	$0.58	$0.54	$0.52
Tangible book value per common share	$15.28	$14.72	$13.55

Return on average assets	1.24%	1.18%	1.29%
Return on average common equity	12.56%	12.05%	12.59%

Net interest income, adjusted (1)	$218.35	$208.97	$192.17
Net interest margin, adjusted (1)	3.46%	3.45%	3.62%
Cost of deposits	0.28%	0.30%	0.33%
Efficiency ratio (1)	43.98%	43.36%	40.40%

Second Quarter 2014 Highlights

●
Strong Earnings – For the second quarter of 2014, net income was $84.0 million or $0.58 per diluted share. Net income increased $7.2 million or 9% from the first quarter of 2014 and $10.0 million or 13% from the second quarter of 2013.  Earnings per diluted share increased $0.04 or 7% from the first quarter of 2014 and $0.06 or 12% from the second quarter of 2013.

●
Strong Loan Growth – Total loans receivable (including covered and non-covered loans) as of June 30, 2014 increased to $20.5 billion, up $615.5 million or 3% from the end of the first quarter of 2014.  This increase was primarily due to a $969.4 million increase in non-covered loans, partially offset by decreases in covered loans of $227.4 million and loans held for sale. During the quarter, we sold $181.1 million of government guaranteed student loans from our loans held-for-sale portfolio. In the second quarter of 2014, we experienced growth in all non-covered loan categories, primarily in the commercial, commercial real estate and consumer loans.

●
Deposit Growth – Total deposits as of June 30, 2014 were $22.9 billion, an increase of $47.0 million from $22.8 billion as of March 31, 2014. This increase was comprised of increases in noninterest-bearing demand accounts and interest-bearing checking accounts, partially offset by decreases in money market and time deposits.

●
Healthy Net Interest Income and Net Interest Margin – Total adjusted net interest income for the second quarter of 2014 was $218.4 million, up $9.4 million or 4% from $209.0 million in the first quarter of 2014. Additionally, the adjusted net interest margin for the second quarter of 2014 was 3.46%, up one basis point from the first quarter of 2014. The increases in both net interest income and the net interest margin for the second quarter of 2014 were largely due to the strong loan growth and the reduction in the cost of deposits to 0.28%, down two basis points from the first quarter of 2014.

●
Strong Capital Levels – Capital levels for East West remain high. As of June 30, 2014, East West’s Tier 1 risk-based capital and total risk-based capital ratios were 11.0% and 12.8%, respectively, over $550 million greater than the well capitalized requirements of 6% and 10%, respectively.

Management Guidance

The Company is providing guidance for the third quarter and full year of 2014. Management currently estimates that fully diluted earnings per share for the full year of 2014 will range from $2.29 to $2.33, an increase of $0.19 to $0.23 or 9% to 11% from $2.10 for the full year of 2013.  This EPS guidance for the remainder of 2014 is based on an adjusted net interest margin ranging from 3.35% to 3.40%1, total loan growth of approximately $400 million per quarter, provision for loan losses of approximately $5.0 million to $8.0 million per quarter, noninterest expense of approximately $120 million to $125 million per quarter, and an effective tax rate of 29%.  Management currently estimates that fully diluted earnings per share for the third quarter of 2014 will range from $0.58 to $0.60, based on the assumptions stated above.

Balance Sheet Summary

Total assets as of June 30, 2014 were $27.6 billion, an increase of $156.1 million or 1% from $27.4 billion as of March 31, 2014.  Further, average interest-earning assets increased $785.1 million or 3% from the first quarter of 2014 to $25.3 billion for the second quarter of 2014.  The increase in assets and average interest-earning assets was largely attributable to a $918.1 million increase in average non-covered loan balances, partially offset by a $220.5 million decrease in average covered loan balances.

Year over year, total assets increased $4.2 billion or 18% from $23.3 billion at June 30, 2013. This increase year over year is largely due to growth in the non-covered loan portfolio and the MetroCorp acquisition which closed in January of this year.

Total loans receivable as of June 30, 2014 were $20.5 billion, an increase of $615.5 million or 3% compared to $19.9 billion as of March 31, 2014, with growth in all non-covered loan categories, primarily in the commercial, commercial real estate and consumer loans. This growth in non-covered loans was partially offset by $181.1 million in government guaranteed student loan sales and the decrease in covered loan balances.

Covered Loans

Covered loans, net of discount and allowance for loan losses as of June 30, 2014 totaled $1.8 billion, a decrease of $225.7 million or 11% from March 31, 2014.  The decrease in the covered loan portfolio was primarily due to payoffs and paydown activities.

The covered loan portfolio is comprised of loans acquired from the FDIC-assisted acquisitions of United Commercial Bank (“UCB”) and Washington First International Bank, which are covered under loss-share agreements with the FDIC.  During the second quarter of 2014, in the noninterest line item “Changes in FDIC indemnification asset, receivable/payable”, we recorded a reduction of $57.6 million, largely attributable to the continued payoffs and improved credit performance of the UCB portfolio, as compared to our original estimate.  Under the loss-share agreements with the FDIC, East West Bank is required to pay the FDIC a calculated amount if specific thresholds of losses are not reached. Included in “Changes in FDIC indemnification asset, receivable/payable” noninterest loss line item for the second quarter of 2014 is an expense of $8.5 million for this liability due to the continuing strong credit performance of the covered portfolios. At the end of the first quarter of 2014 and in previous quarters, due to the estimated losses from the covered portfolio and the corresponding expected payments from the FDIC, we had recorded an FDIC indemnification asset.  As of March 31, 2014, the FDIC indemnification asset totaled $27.6 million. As of June 30, 2014, due to the ongoing improvement in credit quality of the covered portfolio, we recorded a net liability to the FDIC of $24.3 million.

Deposits and Other Liabilities

In the second quarter of 2014, we continued to execute our strategy to grow low-cost commercial deposits, while reducing our reliance on time deposits.  Total deposits as of June 30, 2014 were $22.9 billion, an increase of $47.0 million from $22.8 billion as of March 31, 2014.  Core deposits were $16.6 billion as of June 30, 2014, an increase of $198.7 million or 1% from the first quarter of 2014. This increase in core deposits was mainly due to increases in noninterest-bearing demand accounts and interest-bearing checking accounts, partially offset by a decrease in money market accounts. This growth in core deposits was partially offset by a $151.7 million or 2% decrease in time deposits.

Second Quarter 2014 Operating Results

Net Interest Income

Net interest income adjusted for the net impact of covered loan activity and amortization of the FDIC indemnification asset, totaled $218.4 million for the second quarter of 2014, an increase from $209.0 million for the first quarter of 2014 and $192.2 million for the second quarter of 2013.  The core net interest margin for the second quarter of 2014 totaled 3.46%, taking into consideration the net impact of $48.1 million to the FDIC indemnification asset due to covered loan activity and amortization of the FDIC indemnification asset.  This compares to a core net interest margin of 3.45% and 3.62%, considering the net impact of $49.0 million and $35.5 million to the FDIC indemnification asset due to covered loan activity and amortization of the FDIC indemnification asset, for the first quarter of 2014 and second quarter of 2013, respectively.1

The one basis point increase in the core net interest margin and $9.4 million or 4% increase in adjusted net interest income compared to the first quarter of 2014 was largely due to the increase in our non-covered loan portfolio and the reduction in the cost of deposits.

Noninterest Loss & Expense

Noninterest Loss
Noninterest loss for the second quarter of 2014 was $14.9 million, unchanged from the first quarter of 2014 and compared to $12.4 million for the second quarter of 2013.  Also included in noninterest loss for the second quarter of 2014 were $6.8 million of gains on the sale of loans.  The gains on the sale of loans were primarily related to the sale of $181.1 million of government guaranteed student loans and $19.0 million of SBA loans.

Total fees and other operating income for the second quarter of 2014 totaled $35.0 million, an increase of $6.0 million or 21% from the first quarter of 2014 and $4.6 million or 15% from the second quarter of 2013. The following table presents total fees and other operating income for the quarters ended June 30, 2014, March 31, 2014 and June 30, 2013:

	Quarter Ended
($ in thousands)	June 30, 2014	March 31, 2014	June 30, 2013

Branch fees	$9,519	$9,446	$8,119
Letters of credit fees and foreign exchange income	8,940	6,856	9,075
Ancillary loan fees	2,521	2,472	2,634
Other operating income	13,989	10,150	10,504
Total fees & other operating income	$34,969	$28,924	$30,332

The increase in letters of credit fees and foreign exchange income of $2.1 million resulted from an increase of fee income. Additionally, other operating income increased to $14.0 million for the second quarter of 2014, an increase of $3.8 million from the first quarter of 2014. This increase was largely due to increases in investment advisory fees and commissions and fee income from assisting customers in hedging interest rates.

Noninterest Expense
Noninterest expense for the second quarter of 2014 totaled $127.9 million, an increase of $3.5 million or 3% from the first quarter of 2014 and an increase of $33.5 million or 35% from the second quarter of 2013.  The increase in noninterest expense from the previous quarter was largely due to a $6.9 million increase in amortization expense related to new affordable housing partnerships and other investments entered into during the quarter and a $5.3 million increase in legal expenses, partially offset by a $8.8 million reduction in integration and merger related expenses. The increase in legal expenses from the previous quarter was due to settlement resolutions reached in the second quarter of 2014. The $33.5 million or 35% increase from the second quarter of 2013 is largely due to an increase in compensation and employee benefits, an increase in amortization expense related to new affordable housing partnerships and other investments purchased in the second quarter of 2014 and other higher operating costs, resulting from both the MetroCorp acquisition and also a result of the growth we have experienced.

The increase in the amortization of investments in affordable housing partnerships and other investments of $6.9 million was primarily due to the purchase of additional tax credits during the second quarter of 2014. During the quarter, the amortization expense on these investments increased but was more than offset by a lower income tax expense and lower effective tax rate. As such, the effective tax rate decreased from the previously estimated 32% to 29% for the full year of 2014.

The following table presents noninterest expense, excluding the impact of reimbursable amounts from the FDIC on covered assets, and MetroCorp’s acquisition integration and merger related expenses for the quarters ended June 30, 2014, March 31, 2014 and June 30, 2013:

($ in thousands)	Quarter Ended
	June 30, 2014	March 31, 2014	June 30, 2013
Total noninterest expense	$127,899	$124,427	$94,420
Less:
Amounts (payable to) reimbursable by the FDIC on covered assets (80% of actual expense amount) *	(1,580)	2,015	2,910
Integration and merger related expenses	1,811	10,576	—
Noninterest expense excluding amounts (payable to) reimbursable by the FDIC and integration and merger related expenses	$127,668	$111,836	$91,510

*
Pursuant to the loss-share agreements, the FDIC reimburses the Company 80% of eligible losses with respect to covered assets.  The FDIC also shares in 80% of the recoveries or gains with respect to covered assets. During the three months ended June 30, 2014, the Company had a net $1.6 million payable to the FDIC.

Total noninterest expense for the second quarter of 2014, excluding the impact of reimbursable amounts from the FDIC on covered assets and MetroCorp’s acquisition integration and merger related expenses, increased $15.8 million or 14% on a sequential quarterly basis.  Integration and merger related expenses of $1.8 million and $10.6 million, for the second and first quarters of 2014, respectively, were mainly comprised of compensation and employee benefits, data processing, occupancy and equipment expenses.

Credit Quality

Non-covered Loans
Provision for loan losses for non-covered loans for the second quarter of 2014 was $8.9 million. This compares to a provision for loan losses for the first quarter of 2014 and the second quarter of 2013 of $8.0 million and $8.3 million, respectively. Net charge-offs totaled $7.3 million in the second quarter of 2014, compared to $4.1 million in the first quarter of 2014 and $4.0 million in the second quarter of 2013.

Nonaccrual loans, excluding covered loans, as of June 30, 2014, totaled $118.9 million or 0.58% of total loans, a decrease from 0.67% of total loans as of March 31, 2014 and a decrease from 0.69% of total loans as of June 30, 2013. The nonperforming assets to total assets ratio remained low at 0.59% as of June 30, 2014 and March 31, 2014, compared to 0.57% as of June 30, 2013.

The allowance for non-covered loan losses as of June 30, 2014 was $246.5 million or 1.35% of non-covered loans.  This compares to an allowance for non-covered loan losses of $245.6 million or 1.42% of non-covered loans at March 31, 2014 and $233.5 million or 1.73% of non-covered loans at June 30, 2013.

The Company recorded a provision for unfunded commitments and letters of credit of $829 thousand for the second quarter of 2014.  The allowance for unfunded commitments and letters of credit was $12.3 million, $11.5 million and $8.3 million, as of June 30, 2014, March 31, 2014 and June 30, 2013, respectively.

Covered Loans
Allowance for covered loans as of June 30, 2014, March 31, 2014 and June 30, 2013 were $4.9 million, $6.5 million and $9.6 million, respectively.  During the second quarter of 2014, the Company recorded a reversal of provision for loan losses on covered loans of $944 thousand and net charge-offs of $694 thousand.  As such loans are covered under FDIC loss-share agreements, the Company records 80% of the charge-off amounts in noninterest income and as a net increase in FDIC receivable, resulting in a net impact to earnings of 20% of the charge-off amounts. The Company also shares 80% of the recovered amounts with the FDIC.

Capital Strength

($ in millions)
		Well Capitalized	Total Excess Above
		Regulatory	Well Capitalized
	June 30, 2014	Requirement	Requirement

Tier 1 leverage capital ratio	8.5%	5.0%	$937
Tier 1 risk-based capital ratio	11.0%	6.0%	1,035
Total risk-based capital ratio	12.8%	10.0%	579
Tangible equity to tangible assets ratio	8.1%	N/A	N/A
Tangible equity to risk weighted assets ratio	10.7%	N/A	N/A

Our capital ratios remain very strong. As of June 30, 2014, our Tier 1 leverage capital ratio totaled 8.5%, our Tier 1 risk-based capital ratio totaled 11.0% and our total risk-based capital ratio totaled 12.8%.

The Company is focused on active capital management and is committed to maintaining strong capital levels that exceed regulatory requirements while also supporting balance sheet growth and providing a strong return to our shareholders.

Dividend Payout and Capital Actions

East West’s Board of Directors has declared third quarter dividends for the common stock. The common stock cash dividend of $0.18 is payable on or about August 15, 2014 to shareholders of record on August 1, 2014.

Conference Call

East West will host a conference call to discuss second quarter 2014 earnings with the public on Thursday, July 17, 2014 at 8:30 a.m. PDT/11:30 a.m. EDT. The public and investment community are invited to listen as management discusses second quarter 2014 results and operating developments. The following dial-in information is provided for participation in the conference call: Calls within the US – (877) 506-6399; Calls within Canada – (855) 669-9657; International calls – (412) 902-6699. A listen-only live broadcast of the call also will be available on the investor relations page of the Company's website at www.eastwestbank.com.

About East West

East West Bancorp is a publicly owned company with $27.6 billion in assets and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly owned subsidiary, East West Bank, is one of the largest independent banks headquartered in California. East West is a premier bank focused exclusively on the United States and Greater China markets and operates over 130 locations worldwide, including in the United States markets of California, Georgia, Nevada, New York, Massachusetts, Texas and Washington.  In Greater China, East West’s presence includes a full service branch in Hong Kong and representative offices in Beijing, Chongqing, Shenzhen, Taipei and Xiamen. Through a wholly-owned subsidiary bank, East West’s presence in Greater China also includes full service branches in Shanghai and Shantou and a representative office in Guangzhou. For more information on East West Bancorp, visit the Company's website at www.eastwestbank.com.

Forward-Looking Statements

Certain matters set forth herein (including any exhibits hereto) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward looking statements may include, but are not limited to, the use of forward-looking language, such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to, our ability to achieve the projected synergies of the MetroCorp BancShares, Inc. acquisition; our ability to manage the loan portfolios acquired from Federal Deposit Insurance Corporation (FDIC)-assisted acquisitions within the limits of the loss protection provided by the FDIC; changes in our borrowers’ performance on loans; changes in the commercial and consumer real estate markets; changes in our costs of operation, compliance and expansion; changes in the U.S. economy, including inflation; changes in government interest rate policies; changes in laws or the regulatory environment; changes in the economy of and monetary policy in the People’s Republic of China; changes in critical accounting policies and judgments; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; changes in the equity and debt securities markets; changes in competitive pressures on financial institutions; the effect of additional provision for loan losses; the effect of government budget cuts and government shut down; fluctuations of our stock price; the success and timing of our business strategies; the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; the impact of potential federal tax increases and spending cuts; the impact of adverse judgments or settlements in litigation against the Company; changes in our ability to receive dividends from our subsidiaries; and political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2013, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, East West’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. East West assumes no obligation to update such forward-looking statements.

1 See reconciliation of the GAAP financial measure to the non-GAAP financial measure in the tables attached.

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(unaudited)

	June 30, 2014	March 31, 2014	June 30, 2013
Assets
Cash and cash equivalents	$1,246,044	$1,884,855	$1,050,214
Short-term investments	286,130	323,266	330,438
Securities purchased under resale agreements	1,275,000	1,200,000	1,450,000
Investment securities	2,529,652	2,474,744	2,667,172
Loans receivable, excluding covered loans (net of allowance for loan
losses of $246,468, $245,618 and $233,480)	18,476,575	17,630,797	13,509,241
Covered loans (net of allowance for loan losses of $4,880, $6,518
and $9,629)	1,803,090	2,028,806	2,504,315
Total loans receivable, net	20,279,665	19,659,603	16,013,556
Federal Home Loan Bank and Federal Reserve Bank stock	91,948	102,480	134,250
FDIC indemnification asset	—	27,552	219,942
Other real estate owned, net	42,458	28,421	21,433
Other real estate owned covered, net	24,779	30,610	29,836
Premiums on deposits acquired, net	50,389	53,013	51,501
Goodwill	458,467	458,467	337,438
Other assets	1,272,573	1,158,015	1,002,626
Total assets	$27,557,105	$27,401,026	$23,308,406

Liabilities and Stockholders' Equity
Deposits	$22,875,089	$22,828,057	$19,282,207
Federal Home Loan Bank advances	316,156	315,620	314,022
Securities sold under repurchase agreements	1,005,211	1,005,316	995,000
Long-term debt	235,732	240,675	137,178
Net payable to FDIC	24,337	—	—
Accrued expenses and other liabilities	399,556	387,138	322,048
Total liabilities	24,856,081	24,776,806	21,050,455
Stockholders' equity	2,701,024	2,624,220	2,257,951
Total liabilities and stockholders' equity	$27,557,105	$27,401,026	$23,308,406
Book value per common share	$18.84	$18.30	$16.40
Tangible book value per common share	$15.28	$14.72	$13.55
Number of common shares at period end	143,389	143,368	137,705

EAST WEST BANCORP, INC.
TOTAL LOANS AND DEPOSIT DETAIL
(In thousands)
(unaudited)

As of June 30, 2014	Non-covered	Covered	Total loans receivable
Loans receivable
Real estate - single family	$3,316,581	$242,590	$3,559,171
Real estate - multifamily	1,133,146	335,745	1,468,891
Real estate - commercial	5,358,710	803,438	6,162,148
Real estate - land and construction	439,593	52,640	492,233
Commercial	6,673,303	311,509	6,984,812
Consumer	1,356,435	62,048	1,418,483
Total loans receivable (1), excluding loans held for sale	18,277,768	1,807,970	20,085,738
Loans held for sale	450,864	—	450,864
Total loans receivable	18,728,632	1,807,970	20,536,602
Unearned fees, premiums and discounts	(5,589)	—	(5,589)
Allowance for loan losses	(246,468)	(4,880)	(251,348)
Net loans receivable	$18,476,575	$1,803,090	$20,279,665

	June 30, 2014	March 31, 2014	June 30, 2013
Loans receivable
Real estate - single family	$3,316,581	$3,238,298	$2,575,975
Real estate - multifamily	1,133,146	1,111,188	929,867
Real estate - commercial	5,358,710	5,118,377	3,917,082
Real estate - land and construction	439,593	401,543	233,302
Commercial	6,673,303	6,201,083	4,709,675
Consumer	1,356,435	1,237,922	1,160,013
Total non-covered loans receivable (1), excluding loans held for sale	18,277,768	17,308,411	13,525,914
Loans held for sale	450,864	577,353	245,026
Covered loans, net of discount (1)	1,807,970	2,035,324	2,513,944
Total loans receivable	20,536,602	19,921,088	16,284,884
Unearned fees, premiums and discounts	(5,589)	(9,349)	(28,219)
Allowance for loan losses on non-covered loans	(246,468)	(245,618)	(233,480)
Allowance for loan losses on covered loans	(4,880)	(6,518)	(9,629)
Net loans receivable	$20,279,665	$19,659,603	$16,013,556

Deposits
Noninterest-bearing demand	$6,889,950	$6,636,874	$5,128,894
Interest-bearing checking	2,210,514	2,028,134	1,483,854
Money market	6,032,922	6,302,002	5,448,098
Savings	1,510,088	1,477,754	1,269,029
Total core deposits	16,643,474	16,444,764	13,329,875
Time deposits	6,231,615	6,383,293	5,952,332
Total deposits	$22,875,089	$22,828,057	$19,282,207

(1) Includes loans net of ASC 310-30 discount.

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(unaudited)

	Quarter Ended
	June 30, 2014	March 31, 2014	June 30, 2013

Interest and dividend income	$294,442	$286,173	$255,353
Interest expense	(27,992)	(28,207)	(27,709)
Net interest income before provision for loan losses	266,450	257,966	227,644
Provision for loan losses, excluding covered loans	(8,944)	(7,954)	(8,277)
Reversal of (provision for) loan losses on covered loans	944	1,021	(723)
Net interest income after provision for loan losses	258,450	251,033	218,644
Noninterest loss	(14,945)	(14,916)	(12,354)
Noninterest expense	(127,899)	(124,427)	(94,420)
Income before provision for income taxes	115,606	111,690	111,870
Provision for income taxes	31,618	34,949	37,855
Net income	83,988	76,741	74,015
Preferred stock dividend	—	—	(1,714)
Net income available to common stockholders	$83,988	$76,741	$72,301
Net income per share, basic	$0.59	$0.54	$0.52
Net income per share, diluted	$0.58	$0.54	$0.52
Shares used to compute per share net income:
- Basic	143,187	141,962	137,536
- Diluted	143,689	142,632	137,816

	Quarter Ended
	June 30, 2014	March 31, 2014	June 30, 2013
Noninterest income (loss):
Branch fees	$9,519	$9,446	$8,119
Changes in FDIC indemnification asset, receivable/payable	(57,558)	(53,634)	(47,905)
Net gains (losses) on sales of loans	6,793	6,196	(354)
Letters of credit fees and foreign exchange income	8,940	6,856	9,075
Net gains on sales of investment securities	671	3,418	5,345
Net gains on sales of fixed assets	180	180	228
Ancillary loan fees	2,521	2,472	2,634
Other operating income	13,989	10,150	10,504
Total noninterest loss	$(14,945)	$(14,916)	$(12,354)

Noninterest expense:
Compensation and employee benefits	$55,081	$59,277	$42,026
Occupancy and equipment expense	16,534	15,851	13,706
Loan related (income) expenses	(1,098)	2,575	3,573
Other real estate owned expense (gains on sale)	783	1,334	(1,188)
Deposit insurance premiums and regulatory assessments	5,812	5,702	3,875
Legal expense	9,104	3,799	5,467
Amortization of premiums on deposits acquired	2,624	2,500	2,375
Data processing	2,940	8,200	2,200
Consulting expense	2,328	1,049	1,003
Amortization of investments in affordable housing
partnerships and other investments	12,851	5,964	5,064
Other operating expense	20,940	18,176	16,319
Total noninterest expense	$127,899	$124,427	$94,420

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(unaudited)

	Year To Date
	June 30, 2014	June 30, 2013

Interest and dividend income	$580,615	$493,776
Interest expense	(56,199)	(56,841)
Net interest income before provision for loan losses	524,416	436,935
Provision for loan losses, excluding covered loans	(16,898)	(7,515)
Reversal of (provision for) loan losses on covered loans	1,965	(5,812)
Net interest income after provision for loan losses	509,483	423,608
Noninterest loss	(29,861)	(14,453)
Noninterest expense	(252,326)	(190,775)
Income before provision for income taxes	227,296	218,380
Provision for income taxes	66,567	72,274
Net income	160,729	146,106
Preferred stock dividend	—	(3,428)
Net income available to common stockholders	$160,729	$142,678
Net income per share, basic	$1.13	$1.03
Net income per share, diluted	$1.12	$1.03
Shares used to compute per share net income:
- Basic	142,578	137,592
- Diluted	143,158	141,573

	Year To Date
	June 30, 2014	June 30, 2013
Noninterest income (loss):
Branch fees	$18,965	$15,773
Changes in FDIC indemnification asset, receivable/payable	(111,192)	(79,804)
Net gains (losses) on sales of loans	12,989	(260)
Letters of credit fees and foreign exchange income	15,796	16,473
Net gains on sales of investment securities	4,089	10,922
Net gains on sales of fixed assets	360	352
Ancillary loan fees	4,993	4,686
Other operating income	24,139	17,405
Total noninterest loss	$(29,861)	$(14,453)

Noninterest expense:
Compensation and employee benefits	$114,358	$87,757
Occupancy and equipment expense	32,385	27,514
Loan related expenses	1,477	7,157
Other real estate owned (gains on sale) expense	2,117	(2,172)
Deposit insurance premiums and regulatory assessments	11,514	7,657
Legal expense	12,903	9,911
Amortization of premiums on deposits acquired	5,124	4,784
Data processing	11,140	4,637
Consulting expense	3,377	1,457
Amortization of investments in affordable housing
partnerships and other investments	18,815	9,347
Other operating expense	39,116	32,726
Total noninterest expense	$252,326	$190,775

EAST WEST BANCORP, INC.
SELECTED FINANCIAL INFORMATION
(In thousands)
(unaudited)

Average Balances	Quarter Ended
	June 30, 2014	March 31, 2014	June 30, 2013
Loans receivable
Real estate - single family	$3,272,711	$3,230,976	$2,444,883
Real estate - multifamily	1,121,258	1,056,092	924,552
Real estate - commercial	5,212,722	4,958,490	3,800,664
Real estate - land and construction	423,507	367,661	224,509
Commercial	6,375,743	5,771,525	4,478,848
Consumer	1,749,935	1,853,060	1,225,830
Total loans receivable, excluding covered loans	18,155,876	17,237,804	13,099,286
Covered loans	1,874,927	2,095,390	2,641,324
Total loans receivable	20,030,803	19,333,194	15,740,610
Investment securities	2,486,303	2,582,819	2,582,899
Earning assets	25,326,247	24,541,104	21,289,420
Total assets	27,131,412	26,330,186	22,994,664

Deposits
Noninterest-bearing demand	$6,553,899	$6,121,649	$4,882,823
Interest-bearing checking	2,139,537	1,838,201	1,440,538
Money market	6,035,120	5,901,145	5,332,345
Savings	1,495,295	1,447,339	1,256,146
Total core deposits	16,223,851	15,308,334	12,911,852
Time deposits	6,288,684	6,263,607	5,993,464
Total deposits	22,512,535	21,571,941	18,905,316
Interest-bearing liabilities	17,520,676	17,155,357	15,468,377
Stockholders' equity	2,681,281	2,582,724	2,331,306

Selected Ratios	Quarter Ended
	June 30, 2014	March 31, 2014	June 30, 2013
For The Period
Return on average assets	1.24%	1.18%	1.29%
Return on average common equity	12.56%	12.05%	12.59%
Interest rate spread	4.02%	4.06%	4.09%
Net interest margin	4.22%	4.26%	4.29%
Yield on earning assets	4.66%	4.73%	4.81%
Cost of deposits	0.28%	0.30%	0.33%
Cost of funds	0.47%	0.49%	0.55%
Noninterest expense/average assets (1)	1.64%	1.62%	1.52%
Efficiency ratio (2)	43.98%	43.36%	40.40%

(1)	Excludes the amortization of premiums on deposits acquired, amortization of investments in affordable housing partnerships and other investments, and integration and merger related expenses.
(2)
Represents noninterest expense, excluding the amortization of premiums on deposits acquired, amortization of investments in affordable housing partnerships and other investments, and integration and merger related expenses, divided by the aggregate of net interest income before provision for loan losses and noninterest income (loss).

EAST WEST BANCORP, INC.
SELECTED FINANCIAL INFORMATION
(In thousands)
(unaudited)

Average Balances	Year To Date
	June 30, 2014	June 30, 2013
Loans receivable
Real estate - single family	$3,251,959	$2,350,511
Real estate - multifamily	1,088,855	909,959
Real estate - commercial	5,086,308	3,732,375
Real estate - land and construction	395,738	235,160
Commercial	6,075,303	4,343,461
Consumer	1,801,213	1,094,551
Total loans receivable, excluding covered loans	17,699,376	12,666,017
Covered loans	1,984,549	2,742,595
Total loans receivable	19,683,925	15,408,612
Investment securities	2,534,294	2,607,723
Earning assets	24,935,843	20,994,246
Total assets	26,733,013	22,786,806

Deposits
Noninterest-bearing demand	$6,338,968	$4,682,398
Interest-bearing checking	1,989,701	1,363,333
Money market	5,968,502	5,325,624
Savings	1,471,449	1,239,544
Total core deposits	15,768,620	12,610,899
Time deposits	6,276,215	6,030,904
Total deposits	22,044,835	18,641,803
Interest-bearing liabilities	17,339,025	15,405,152
Stockholders' equity	2,632,274	2,353,659

Selected Ratios	Year To Date
	June 30, 2014	June 30, 2013
For The Period
Return on average assets	1.21%	1.29%
Return on average common equity	12.31%	12.52%
Interest rate spread	4.05%	4.00%
Net interest margin	4.24%	4.20%
Yield on earning assets	4.70%	4.74%
Cost of deposits	0.29%	0.35%
Cost of funds	0.48%	0.57%
Noninterest expense/average assets (1)	1.63%	1.56%
Efficiency ratio (2)	43.68%	41.81%

(1)	Excludes the amortization of premiums on deposits acquired, amortization of investments in affordable housing partnerships and other investments, and integration and merger related expenses.
(2)
Represents noninterest expense, excluding the amortization of premiums on deposits acquired, amortization of investments in affordable housing partnerships and other investments, and integration and merger related expenses, divided by the aggregate of net interest income before provision for loan losses and noninterest income (loss).

EAST WEST BANCORP, INC.
QUARTER TO DATE AVERAGE BALANCES, YIELDS AND RATES PAID
(In thousands)
(unaudited)

	Quarter Ended
	June 30, 2014			June 30, 2013
	Average			Average
	Volume	Interest	Yield (1)	Volume	Interest	Yield (1)

ASSETS
Interest-earning assets:
Due from banks and short-term investments	$1,481,361	$6,354	1.72%	$1,247,457	$4,292	1.38%
Securities purchased under resale agreements	1,230,769	4,559	1.49%	1,578,846	5,435	1.38%
Investment securities available-for-sale	2,486,303	12,490	2.01%	2,582,899	9,594	1.49%
Loans receivable, excluding covered loans	18,155,876	190,763	4.21%	13,099,286	141,904	4.35%
Covered loans	1,874,927	78,721	16.84%	2,641,324	92,386	14.03%
Federal Home Loan Bank and Federal Reserve Bank stock	97,011	1,555	6.43%	139,608	1,742	5.00%
Total interest-earning assets	25,326,247	294,442	4.66%	21,289,420	255,353	4.81%

Noninterest-earning assets:
Cash and cash equivalents	305,151			265,915
Allowance for loan losses	(254,282)			(238,702)
Other assets	1,754,296			1,678,031
Total assets	$27,131,412			$22,994,664

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Checking accounts	$2,139,537	$1,216	0.23%	$1,440,538	$876	0.24%
Money market accounts	6,035,120	3,982	0.26%	5,332,345	3,875	0.29%
Savings deposits	1,495,295	635	0.17%	1,256,146	512	0.16%
Time deposits	6,288,684	9,736	0.62%	5,993,464	10,475	0.70%
Federal funds purchased and other borrowings	315	—	—	29	—	—
Federal Home Loan Bank advances	315,805	1,015	1.29%	313,677	1,047	1.34%
Securities sold under repurchase agreements	1,005,280	10,189	4.07%	995,000	10,217	4.12%
Long-term debt	240,640	1,219	2.03%	137,178	707	2.07%
Total interest-bearing liabilities	17,520,676	27,992	0.64%	15,468,377	27,709	0.72%

Noninterest-bearing liabilities:
Demand deposits	6,553,899			4,882,823
Other liabilities	375,556			312,158
Stockholders' equity	2,681,281			2,331,306
Total liabilities and stockholders' equity	$27,131,412			$22,994,664

Interest rate spread			4.02%			4.09%

Net interest income and net interest margin		$266,450	4.22%		$227,644	4.29%

Net interest income and net interest margin, adjusted (2)		$218,352	3.46%		$192,170	3.62%

(1) Annualized.
(2)
Amounts considering the net impact of covered loan activity and amortization of the FDIC indemnification asset of $48.1 million and $35.5 million for the three months ended June 30, 2014 and 2013, respectively.

EAST WEST BANCORP, INC.
YEAR TO DATE AVERAGE BALANCES, YIELDS AND RATES PAID
(In thousands)
(unaudited)

	Year To Date
	June 30, 2014			June 30, 2013
	Average			Average
	Volume	Interest	Yield (1)	Volume	Interest	Yield (1)

ASSETS
Interest-earning assets:
Due from banks and short-term investments	$1,326,696	$11,956	1.82%	$1,227,261	$8,568	1.41%
Securities purchased under resale agreements	1,285,912	9,412	1.48%	1,603,591	10,964	1.38%
Investment securities available-for-sale	2,534,294	24,766	1.97%	2,607,723	19,804	1.53%
Loans receivable, excluding covered loans	17,699,376	371,672	4.23%	12,666,017	272,872	4.34%
Covered loans	1,984,549	159,383	16.20%	2,742,595	178,577	13.13%
Federal Home Loan Bank and Federal Reserve Bank stock	105,016	3,426	6.58%	147,059	2,991	4.10%
Total interest-earning assets	24,935,843	580,615	4.70%	20,994,246	493,776	4.74%

Noninterest-earning assets:
Cash and cash equivalents	308,192			308,725
Allowance for loan losses	(255,016)			(237,501)
Other assets	1,743,994			1,721,336
Total assets	$26,733,013			$22,786,806

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Checking accounts	$1,989,701	$2,197	0.22%	$1,363,333	$1,765	0.26%
Money market accounts	5,968,502	7,765	0.26%	5,325,624	8,213	0.31%
Savings deposits	1,471,449	1,260	0.17%	1,239,544	1,054	0.17%
Time deposits	6,276,215	20,229	0.65%	6,030,904	21,560	0.72%
Federal funds purchased and other borrowings	205	—	—	153	—	—
Federal Home Loan Bank advances	383,469	2,060	1.08%	313,416	2,086	1.34%
Securities sold under repurchase agreements	1,007,160	20,267	4.06%	995,000	20,746	4.20%
Long-term debt	242,324	2,421	2.01%	137,178	1,417	2.08%
Total interest-bearing liabilities	17,339,025	56,199	0.65%	15,405,152	56,841	0.74%

Noninterest-bearing liabilities:
Demand deposits	6,338,968			4,682,398
Other liabilities	422,746			345,597
Stockholders' equity	2,632,274			2,353,659
Total liabilities and stockholders' equity	$26,733,013			$22,786,806

Interest rate spread			4.05%			4.00%

Net interest income and net interest margin		$524,416	4.24%		$436,935	4.20%

Net interest income and net interest margin, adjusted (2)		$427,316	3.46%		$376,790	3.62%

(1) Annualized.
(2)
Amounts considering the net impact of covered loan activity and amortization of the FDIC indemnification asset of $97.1 million and $60.1 million for the six months ended June 30, 2014 and 2013, respectively.

EAST WEST BANCORP, INC.
QUARTERLY ALLOWANCE FOR LOAN LOSSES RECAP
(In thousands)
(unaudited)

		Quarter Ended
		6/30/2014	3/31/2014	6/30/2013
NON-COVERED LOANS
	Allowance for non-covered loans, beginning of period	$245,618	$241,930	$228,796
	Provision allocation for unfunded loan commitments and letters of credit	(829)	(215)	432
	Provision for (reversal of) loan losses, excluding covered loans	8,944	7,954	8,277

	Net Charge-offs/(Recoveries):
	Residential	(2)	146	247
	Commercial real estate (1)	763	(509)	(298)
	Commercial	6,506	4,414	3,211
	Consumer	(2)	—	865
	Total net charge-offs	7,265	4,051	4,025
	Allowance for non-covered loans, end of period (2)	$246,468	$245,618	$233,480

COVERED LOANS
	Allowance for covered loans not accounted under ASC 310-30, beginning of period (3)	$4,316	$5,476	$8,118
	Provision for (reversal of) loan losses on covered loans not accounted under ASC 310-30	70	(954)	186
	Total net charge-offs	694	206	1,204
	Allowance for covered loans not accounted under ASC 310-30, end of period (3)	$3,692	$4,316	$7,100

	Allowance for covered loans accounted under ASC 310-30, beginning of period (4)	$2,202	$2,269	$1,992
	(Reversal of) provision for loan losses on covered loans accounted under ASC 310-30	(1,014)	(67)	537
	Allowance for covered loans accounted under ASC 310-30, end of period (4)	$1,188	$2,202	$2,529
	Total allowance for covered loans, end of period	$4,880	$6,518	$9,629
UNFUNDED LOAN COMMITMENTS AND LETTERS OF CREDIT
	Allowance balance, beginning of period	$11,497	$11,282	$8,721
	Provision for (reversal of) unfunded loan commitments and letters of credit	829	215	(432)
	Allowance balance, end of period	$12,326	$11,497	$8,289
	GRAND TOTAL, END OF PERIOD	$263,674	$263,633	$251,398

(1)	Includes a charge-off of $523 thousand related to a non-covered loan accounted for under ASC 310-30 for the three months ended June 30, 2014.
(2)	Includes an allowance of $370 thousand related to non-covered loans accounted for under ASC 310-30 as of June 30, 2014.
(3)
This allowance is related to subsequent drawdowns on commitments that were in existence as of the acquisition dates of WFIB and UCB and are covered under the loss-share agreements with the FDIC. Allowance on these subsequent drawdowns is included as part of the allowance for loan losses.

(4)	This allowance is related to loans covered under the loss-share agreements with the FDIC, accounted for under ASC 310-30.

EAST WEST BANCORP, INC.
QUARTERLY CREDIT QUALITY ANALYSIS
(In thousands)
(unaudited)

Non-Performing Assets, Excluding Covered Assets
	6/30/2014	3/31/2014	6/30/2013
Nonaccrual Loan Type
Real estate - single family	$8,481	$14,068	$7,210
Real estate - multifamily	25,498	22,690	30,226
Real estate - commercial	43,146	47,756	17,271
Real estate - land and construction	14,325	17,926	11,201
Commercial	23,973	27,075	45,327
Consumer	3,499	3,011	796
Total non-covered nonaccrual loans	$118,922	$132,526	$112,031
Other real estate owned, net	42,458	28,421	21,433
Total non-performing assets, excluding covered assets	$161,380	$160,947	$133,464

Nonperforming assets to total assets (1)	0.59%	0.59%	0.57%
Allowance for loan losses on non-covered loans to total gross non-covered
loans held for investment at end of period	1.35%	1.42%	1.73%
Allowance for loan losses on non-covered loans and unfunded loan
commitments to total gross non-covered loans held for investment at end of period	1.42%	1.49%	1.79%
Allowance on non-covered loans to non-covered nonaccrual loans at end of period	207.25%	185.34%	208.41%
Nonaccrual loans to total loans (2)	0.58%	0.67%	0.69%
Net charge-offs on non-covered loans to average total non-covered loans (3)	0.16%	0.10%	0.12%

(1) Nonperforming assets exclude covered loans and covered REOs. Total assets include covered assets.
(2) Nonaccrual loans exclude covered loans. Total loans include covered loans.
(3) Annualized.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands)
(unaudited)

The tangible common equity to risk weighted assets and tangible common equity to tangible assets ratios are non-GAAP disclosures. The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company's performance to provide additional disclosure. As the use of tangible common equity to tangible assets ratio is more prevalent in the banking industry and with banking regulators and analysts, we have included the tangible common equity to risk-weighted assets and tangible common equity to tangible assets ratios.

As of
June 30, 2014
Stockholders' equity	$2,701,024
Less:
Goodwill and other intangible assets	(510,401)
Tangible equity	$2,190,623

Risk-weighted assets	20,567,621

Tangible equity to risk-weighted assets ratio	10.7%

As of
June 30, 2014
Total assets	$27,557,105
Less:
Goodwill and other intangible assets	(510,401)
Tangible assets	$27,046,704

Tangible equity to tangible assets ratio	8.1%

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(unaudited)

Net income per diluted share excluding integration and merger related expenses is a non-GAAP disclosure. The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company's performance to provide additional disclosure. These integration and merger expenses are non-core in nature. The Company believes that presenting net income per diluted share excluding integration and merger related expenses provides more clarity to the users of financial statements and assists in the comparison with prior periods.

	Quarter Ended
	June 30, 2014	March 31, 2014	June 30, 2013

Net income per diluted share	$0.58	$0.54	$0.52

Integration and merger related expenses, net of tax	1,050	6,134	$—
Shares used to compute diluted earnings per share	143,689	142,632	137,816
Integration and merger related expenses per diluted share	$0.01	$0.04	$—

Net income per diluted share excluding integration and merger related expenses	$0.59	$0.58	$0.52

	Year Ended
	June 30, 2014	June 30, 2013

Net income per diluted share	$1.12	$1.03

Integration and merger related expenses, net of tax	$7,184	$—
Shares used to compute diluted earnings per share	143,158	141,573
Integration and merger related expenses per diluted share	$0.05	$—

Net income per diluted share excluding integration and merger related expenses	$1.17	$1.03

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands)
(unaudited)

Noninterest expense excluding amounts (payable to) reimbursable by the FDIC and integration and merger related expenses is a non-GAAP disclosure. The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company's performance to provide additional disclosure. These are noninterest expense line items that are non-core in nature. The Company believes that presenting noninterest expense excluding reimbursable amounts and integration and merger related expenses provides more clarity to the users of financial statements regarding the core noninterest expense amounts.

	Quarter Ended
	June 30, 2014	March 31, 2014	June 30, 2013
Total noninterest expense	$127,899	$124,427	$94,420
Less:
Amounts (payable to) reimbursable by the FDIC on covered assets (80% of actual expense amount) (1)	(1,580)	2,015	2,910
Integration and merger related expenses	1,811	10,576	—
Noninterest expense excluding amounts (payable to) reimbursable by the FDIC and integration and merger related expenses	$127,668	$111,836	$91,510

(1)
Pursuant to the loss-share agreements, the FDIC reimburses the Company 80% of eligible losses with respect to covered assets.  The FDIC also shares in 80% of the recoveries or gains with respect to covered assets. During the three months ended June 30, 2014, the Company had a net $1.6 million payable to the FDIC.

	Year To Date
	June 30, 2014	June 30, 2013
Total noninterest expense	$252,326	$190,775
Less:
Amounts reimbursable by the FDIC on covered assets (80% of actual expense amount)	435	2,849
Integration and merger related expenses	12,387	—
Noninterest expense excluding amounts reimbursable by the FDIC and integration and merger related expenses	$251,891	$187,926

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands)
(unaudited)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company's performance to provide additional disclosure. The efficiency ratio represents noninterest expense, excluding the amortization of premiums on deposits acquired, amortization of investments in affordable housing partnerships and other investments, and integration and merger related expenses, divided by the aggregate of net interest income before provision for loan losses and noninterest income (loss).  As such, the Company believes that presenting the efficiency ratio provides additional clarity to the users of financial statements regarding the comparability to prior periods and the ongoing performance of the Company.

	Quarter Ended
	June 30, 2014	March 31, 2014	June 30, 2013
Total noninterest expense	$127,899	$124,427	$94,420
Less:
Integration and merger related expenses	(1,811)	(10,576)	—
Amortization of premiums on deposits acquired	(2,624)	(2,500)	(2,375)
Amortization of investments in affordable housing partnerships and other investments	(12,851)	(5,964)	(5,064)
Noninterest expense, as adjusted	$110,613	$105,387	$86,981

Net interest income before provision for loan losses	$266,450	$257,966	$227,644
Noninterest loss	(14,945)	(14,916)	(12,354)
Net interest income and noninterest loss	$251,505	$243,050	$215,290

Efficiency Ratio	43.98%	43.36%	40.40%

	Year To Date
	June 30, 2014	June 30, 2013
Total noninterest expense	$252,326	$190,775
Less:
Integration and merger related expenses	(12,387)	—
Amortization of premiums on deposits acquired	(5,124)	(4,784)
Amortization of investments in affordable housing partnerships and other investments	(18,815)	(9,347)
Noninterest expense, as adjusted	$216,000	$176,644

Net interest income before provision for loan losses	$524,416	$436,935
Noninterest loss	(29,861)	(14,453)
Net interest income and noninterest loss excluding non-recurring items	$494,555	$422,482

Efficiency Ratio	43.68%	41.81%

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands)
(unaudited)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company's performance to provide additional disclosure. The net interest income on covered loans includes amounts that are non-core in nature. As such, the Company believes that presenting the net interest income on covered loans considering such non-core items provides additional clarity to the users of financial statements regarding the covered loan yield, comparability to prior periods and the ongoing performance of the Company.

	Quarter Ended June 30, 2014
	Average Volume	Interest	Yield (1)
Covered loans	$1,874,927	$78,721	16.84%
Less net impact of covered loan activity and amortization of
the FDIC indemnification asset		(48,098)
Covered loans considering net impact of covered loan activity and
amortization of the FDIC indemnification asset		$30,623	6.55%

	Quarter Ended June 30, 2013
	Average Volume	Interest	Yield (1)
Covered loans	$2,641,324	$92,386	14.03%
Less net impact of covered loan activity and amortization of
the FDIC indemnification asset		(35,474)
Covered loans considering net impact of covered loan activity and
amortization of the FDIC indemnification asset		$56,912	8.64%

(1) Annualized.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands)
(unaudited)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company's performance to provide additional disclosure. The net interest income on covered loans includes amounts that are non-core in nature. As such, the Company believes that presenting the net interest income on covered loans considering such non-core items provides additional clarity to the users of financial statements regarding the covered loan yield, comparability to prior periods and the ongoing performance of the Company.

	Year to Date June 30, 2014
	Average Volume	Interest	Yield (1)
Covered loans	$1,984,549	$159,383	16.20%
Less net impact of covered loan activity and amortization of
the FDIC indemnification asset		(97,100)
Covered loans considering the net impact of covered loan activity and
amortization of the FDIC indemnification asset		$62,283	6.33%

	Year to Date June 30, 2013
	Average Volume	Interest	Yield (1)
Covered loans	$2,742,595	$178,577	13.13%
Less net impact of covered loan activity and amortization of
the FDIC indemnification asset		(60,145)
Covered loans considering the net impact of covered loan activity and
amortization of the FDIC indemnification asset		$118,432	8.71%

(1) Annualized.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands)
(unaudited)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company's performance to provide additional disclosure. The net interest margin includes amounts that are non-core in nature. As such, the Company believes that presenting the net interest income and net interest margin considering such non-core items provides additional clarity to the users of financial statements regarding the core net interest income and net interest margin, comparability to prior periods and the ongoing performance of the Company.

	Quarter Ended June 30, 2014
	Average Volume	Interest	Yield (1)
Total interest-earning assets	$25,326,247	$294,442	4.66%
Net interest income and net interest margin		266,450	4.22%
Less net impact of covered loan activity and amortization of
the FDIC indemnification asset		(48,098)
Adjusted net interest income and net interest margin, considering the
net impact of covered loan activity and amortization of the FDIC indemnification asset		$218,352	3.46%

	Quarter Ended March 31, 2014
	Average Volume	Interest	Yield (1)
Total interest-earning assets	$24,541,104	$286,173	4.73%
Net interest income and net interest margin		257,966	4.26%
Less net impact of covered loan activity and amortization of
the FDIC indemnification asset		(49,001)
Adjusted net interest income and net interest margin, considering the
net impact of covered loan activity and amortization of the FDIC indemnification asset		$208,965	3.45%

	Quarter Ended June 30, 2013
	Average Volume	Interest	Yield (1)
Total interest-earning assets	$21,289,420	$255,353	4.81%
Net interest income and net interest margin		227,644	4.29%
Less net impact of covered loan activity and amortization of
the FDIC indemnification asset		(35,474)
Adjusted net interest income and net interest margin, considering the
net impact of covered loan activity and amortization of the FDIC indemnification asset		$192,170	3.62%

(1) Annualized.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands)
(unaudited)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company's performance to provide additional disclosure. The net interest margin includes amounts that are non-core in nature. As such, the Company believes that presenting the net interest income and net interest margin considering such non-core items provides additional clarity to the users of financial statements regarding the core net interest income and net interest margin, comparability to prior periods and the ongoing performance of the Company.

	Year to Date June 30, 2014
	Average Volume	Interest	Yield (1)
Total interest-earning assets	$24,935,843	$580,615	4.70%
Net interest income and net interest margin		524,416	4.24%
Less net impact of covered loan activity and amortization of
the FDIC indemnification asset		(97,100)
Net interest income and net interest margin, considering the
net impact of covered loan activity and amortization of the FDIC indemnification asset		$427,316	3.46%

	Year to Date June 30, 2013
	Average Volume	Interest	Yield (1)
Total interest-earning assets	$20,994,246	$493,776	4.74%
Net interest income and net interest margin		436,935	4.20%
Less net impact of covered loan activity and amortization of
the FDIC indemnification asset		(60,145)
Net interest income and net interest margin, considering the
net impact of covered loan activity and amortization of the FDIC indemnification asset		$376,790	3.62%

(1) Annualized.